Exhibit 10.20

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL TO THE REGISTRANT AND (II) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY [***].

TRADEMARK LICENSE AGREEMENT – AMENDMENT 4

THIS AMENDMENT is made on March 27, 2020 between:

(1)
MOTOROLA MOBILITY LLC., a Delaware corporation, having its principal its principal office at 222 West Merchandise Mart Plaza, Chicago, IL 60654, USA (“Motorola”); and

(2)
ZOOM TELEPHONICS, INC., a Delaware Corporation having its principal office at 225 Franklin Street, Boston MA 02110 USA, and its wholly owned subsidiary MTRLC LLC, a Delaware limited liability company, having an office at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 USA (“Licensee”).

WHEREAS, Licensee and Motorola entered into a Licensee Agreement for cable modems and gateways, effective January 1, 2016 (the “Agreement”), and;

WHEREAS, the Parties intend to amend the Agreement upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, the adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1.
Exhibit A to the Agreement shall be deleted in its entirety and replaced with the Attached Exhibit A.

2.
The terms of the Agreement shall remain in full force and effect except as specifically amended herein. Defined terms, not otherwise defined herein, shall have the same meaning as set forth in the Agreement.

3.
This Amendment is binding on the respective parties, their permitted successors in interest, assignees, executors, administrators and heirs of the parties.

4.
This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Amendment may be executed and delivered by electronic mail (email) or facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties haves caused this Amendment to be executed by their duly authorized representatives on the dates indicated below:

MOTOROLA MOBILITY LLC.	ZOOM TELEPHONICS, INC
By: /s/ David C. Carroll David C. Carroll	BY: /s/ Joe Wytanis Joe Wytanis
Title: Executive Director, Brand Licensing	Title: President and CEO
Date: 3/26/2020 ___________________________	Date: 3/26/2020

EXHIBIT A
(Revised by Amendment #4)

License between Motorola and Zoom Telephonics, Inc.

Products:
1)
Modems—Consumer-Grade broadband cable, DSL/ADSL/VDSL and cellular modems, including standalone modems; modems containing routers (i.e. gateways); and set-top boxes containing modems.
2)
Routers—Consumer-Grade routers, including wireless (Wi-Fi), wired, and routers with built-in Modems (i.e. gateways).
3)
Wi-Fi Range Extenders—Consumer-Grade Wi-Fi range extenders.
4)
MoCa Adapters—Consumer-Grade “Multimedia over Coax” adapters for distributing internet access over coaxial TV cabling, with or without WiFi capability.
5)
Powerline Network Adaptors—Consumer-Grade home powerline network adaptors (i.e. a device that extends wired or wireless broadband connections to an AC outlet using the existing electrical wiring).
6)
Wireless Access Points—Consumer-Grade wireless access points (i.e. networking hardware devices that allow a Wi-Fi enabled device to connect to a wired network).

All of the foregoing are subject to the following:
1)
“Consumer-Grade” shall mean the product is designed, marketed, and sold for use by consumers for their personal, family or household use, consumption or enjoyment.
2)
Cellular modems and routers shall not be designed or marketed for use as a fixed antenna or receiver within automobiles to enable Wi-Fi connections within the automobile.
3)
Modems may or may not include voice, Packetcable, or EMTA capability, provided such modems shall not be marketed or bundled with wireless, corded or cordless phones, or otherwise as an end-to-end solution for making phone calls.
4)
Modems, Routers and Gateways may include wireless home automation protocols, such as Zigbee, Z-Wave, Thread, and BLE, provided such Modems, Routers and Gateways are not designed, advertised, marketed, sold or otherwise intended for use as a stand-alone home hub or smart speaker (e.g. Amazon Echo, Google Home, Lenovo Smart Display, Sonos One).

Territory: Worldwide

Authorized Channels:
1)
Direct to Consumer Channels: Sales to consumers via retail stores, including department stores (e.g. Macys), chain consumer electronics stores (e.g. Best Buy), cable operator stores (e.g. Comcast), online and etailers (e.g. Amazon.com, Motorolahome.com), warehouse clubs (e.g. Costco), Shop-at-home TV channels (e.g. QVC) and general merchandise stores (e.g. Walmart), and other direct-to-consumer sales, either directly or indirectly via a distributor, but specifically excluding deep discount retailers, and liquidators (e.g. Big Lots).
2)
Service Provider Channels: Sales directly or indirectly via a distributor (e.g. Ingram) to Service Providers (as defined below) for use as part of a bundled service offering to a consumer. “Service Provider” shall mean entities that are primarily engaged in the provision of a) broadband cable internet services to residential consumers (e.g., Comcast, Cox, AT&T, Verizon); or b) mobile communications services to residential consumers (e.g. AT&T, Verizon, Sprint, T-Mobile).

Royalty Rate:

●
[*]% of Net Sales for Products sold directly or indirectly in [***] ([*]% of Net Sales for Products sold directly or indirectly in [***]) for use in [***********************].

●
[*]% of Net Sales for Products sold for use in the rest of the World.

Minimum Royalty: $39.6 million, broken down as follows:

●
2016: $2M
●
2017: $3M
●
2018: $3.5M
●
2019: $4.5M
●
2020: $5.1M
●
2021: $4.3M
●
2022: $4.3M
●
2023: $4.3M
●
2024: $4.3M
●
2025: $4.3M

Set-Up Fee: $[***], paid January 2016.

Term: January 1, 2016 – Dec 31, 2025

Sales Year: Jan. to December 31.

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